Affirm Reports Fiscal Year 2022 Third Quarter Results

Exceeds Third Quarter Financial Outlook and Raises Outlook for Fiscal Year 2022

Network Continues to Rapidly Scale with Active Merchants Increasing from 12,000 to 207,000 and Active Consumers Growing by 137% Year over Year to 12.7 million

Gross Merchandise Volume (GMV) Increases 73% to $3.9 billion and
Total Revenue Grows by 54% Year over Year to $354.8 million

Plan to Achieve Sustained Adjusted Operating Income Profitability
on a Run Rate Basis by the end of Fiscal Year 2023

SAN FRANCISCO – May 12, 2022 – Affirm Holdings, Inc. (NASDAQ: AFRM) (“Affirm” or the "Company”), the payment network that empowers consumers and helps merchants drive growth, today reported financial results for its fiscal 2022 third quarter ended March 31, 2022.

“We continue to deliver strong growth with attractive unit economics as we rapidly scale our network,” said Max Levchin, Founder and CEO of Affirm. “The number of active merchants on our platform grew from 12,000 to 207,000 year over year, and active consumers increased 137% to 12.7 million people. The secular trend toward adopting honest financial products and our ability to drive strong demand among merchants resulted in GMV growing by 73% year over year. We are especially proud of the re-engagement we are driving with consumers as 81% of our transactions were from repeat Affirm users. This represents our highest repeat transaction rate we have ever reported.”

Levchin continued, "As we advance our strategy to drive growth, maintain attractive unit economics, and deploy superior risk management, we plan to achieve a sustained profitability run rate on an adjusted operating income basis by July 1, 2023.”
Third Quarter of Fiscal Year 2022 Operating Highlights:
All comparisons are made versus the same period in fiscal year 2021 unless otherwise stated.

•GMV was $3.9 billion, an increase of 73%.
•Active merchants increased from 12,000 to 207,000, driven primarily by the adoption of Shop Pay Installments by merchants on Shopify's platform.
•Active consumers grew 137% to 12.7 million and increased by 1.5 million, or 13%, on a sequential basis compared to as of December 31, 2021.
•Total transactions grew to 10.5 million, an increase of 162%.
•Transactions per active consumer increased 19% to 2.7 as of March 31, 2022, and 81% of total transactions were from repeat Affirm consumers.

Third Quarter of Fiscal Year 2022 Financial Highlights:1
All comparisons are made versus the same period in fiscal year 2021 unless otherwise stated.

•Total revenue was $354.8 million, a 54% increase, driven by continued GMV and merchant network revenue growth, higher interest income related to mix shift towards shorter term loans with greater relative loan discount, greater gains on sales of loans due to higher loan sale volume, and greater servicing income as the loan portfolio held by third-parties scaled.
•Total revenue less transaction costs increased 37% to $182.4 million, primarily as a result of strong revenue growth, funding cost efficiencies, and a decrease in loss on loan purchase commitment, offset by increased provision for credit losses. Provision for credit losses grew from negative $1.1 million a year ago to $66.3 million, as the year-ago figure included a significant release of excess COVID-related loan allowance, while this year's figure reflects the more normalized credit environment. Excluding the provision for credit losses, revenue less transaction costs increased by $116.1 million or 88%.
•Operating loss was $226.6 million compared to $209.3 million in the third quarter of fiscal 2021 driven by continued investment in sales and marketing, which includes $102.4 million of expense related to warrants granted to Amazon in November 2021. Partially offsetting the increase in sales and marketing expense was a decrease in stock-based compensation expense of $81.3 million compared to the prior-year period, which included higher stock-based compensation expense due to the Company's January 2021 initial public offering.
•Adjusted operating income was $4.0 million, compared to adjusted operating income of $4.9 million for the third quarter of fiscal 2021.
•Net loss was $54.7 million compared to $287.1 million in the third quarter of fiscal 2021. The improved loss was primarily driven by a gain of $136.2 million recognized in the current-year period, based on the change in fair value of the contingent consideration liability associated with the Company's acquisition of PayBright, compared with a loss of $78.5 million in the prior-year period, driven by a decrease in the value of its common stock.
Recent Business Highlights
•Affirm announced today a multi-year extension of its partnership in the U.S. with Shopify. The expanded agreement cements Affirm as the exclusive pay-over-time provider for Shop Pay Installments in the U.S. Beginning this summer, all eligible U.S. merchants offering Shop Pay Installments will have access to Affirm's Adaptive Checkout™, which dynamically offers biweekly and monthly payment options side-by-side in a single integrated checkout. Consumers will be able to use Shop Pay Installments for cart sizes that range from $50 to $17,500, with payment terms ranging from six weeks to 12 months, and biweekly interest-free payments to monthly simple interest-bearing installments. Additional details are included in a Form 8-K filing that will be available here.
•Affirm entered into a strategic partnership with Stripe that will make Affirm’s Adaptive Checkout™ available to all Stripe users in the U.S., unlocking streamlined distribution to millions of merchants and consumers.
•The Company saw GMV growth accelerate in categories with pent-up demand, such as Travel and Ticketing, which grew by 122% from the third quarter of fiscal 2021, and 50% on a sequential basis from the second quarter of fiscal 2022.
1 Information about Affirm's use of non-GAAP financial measures is provided under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" and "Use of Non-GAAP Financial Measures" below, and reconciliations of GAAP results to non-GAAP results are provided in the tables at the end of this press release.

•On May 4, 2022, the Company completed a $500 million asset-backed securitization. The offering included five classes of fixed-rate notes, all of which were rated by DBRS-Morningstar, with assigned ratings ranging between AAA (sf) and BB (sf). The notes were placed with a diversified mix of institutional investors in a private offering pursuant to Rule 144A under the Securities Act of 1933, as amended. This was the Company's first transaction to achieve a AAA rating on a class of notes, and represented Affirm's ninth asset-backed security transaction since launching its program in early fiscal year 2021.
Michael Linford, CFO of Affirm, commented, “Our strong performance demonstrates our ability to drive growth with attractive unit economics, despite volatile market conditions. We outperformed our outlook, especially on revenue less transaction costs, as we rapidly scale our network while driving operating leverage and greater capital efficiencies. With our superior technology, capital markets expertise, and business model advantage of underwriting every individual transaction before extending access to credit, Affirm is well-positioned for continued growth and long-term value creation."
Financial Outlook
The following table summarizes Affirm's financial outlook for the fiscal fourth quarter and full year 2022 periods.

	Fiscal Q4 2022	Fiscal Year 2022
GMV	$3.95 to $4.05 billion	$15.04 to $15.14 billion
Revenue	$345 to $355 million	$1,330 to $1,340 million
Transaction Costs	$185 to $190 million	$692 to $697 million
Revenue Less Transaction Costs	$160 to $165 million	$638 to $643 million
Adjusted Operating Margin[2]	(15) to (11) percent	(7.6) to (6.6) percent
Weighted Average Shares Outstanding	290 million	283 million

The Company's outlook assumes no material impact to GMV, revenue, or transaction costs from the rollout of its Affirm Debit+ card.
Conference Call
Affirm will host a conference call and webcast to discuss third quarter fiscal year 2022 financial results on Thursday, May 12, 2022, at 5:00 pm ET. Hosting the call will be Max Levchin, Founder and Chief Executive Officer, and Michael Linford, Chief Financial Officer. The conference call will be webcast live from the Company's investor relations website at https://investors.affirm.com/. A replay will be available on the investor relations website following the call.
2 A reconciliation of adjusted operating margin to the comparable GAAP measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future.

Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
	(in millions, except GMV and percent data) (unaudited)
GMV (in billions)	$3.9	$2.3	$11.1	$5.8
Total Transactions (count)	10.5	4.0	29.4	10.1
Total Revenue, net	$354.8	$230.7	$985.2	$608.7
Total Revenue as a % of GMV	9.1%	10.2%	8.9%	10.5%
Transaction Costs (Non-GAAP)	$172.3	$97.0	$507.1	$324.8
Transaction Costs as a % of GMV	4.4%	4.3%	4.6%	5.6%
Revenue Less Transaction Costs (Non-GAAP)	$182.4	$133.6	$478.1	$283.9
Revenue Less Transaction Costs as a % of GMV (Non-GAAP)	4.7%	5.9%	4.3%	4.9%
Operating Loss	$(226.6)	$(209.3)	$(588.8)	$(269.4)
Operating Margin	(63.9)%	(90.8)%	(59.8)%	(44.3)%
Adjusted Operating Income (Loss) (Non-GAAP)	$4.0	$4.9	$(49.0)	$0.1
Adjusted Operating Margin (Non-GAAP)	1.1%	2.1%	(5.0)%	—%
Net Loss	$(54.7)	$(287.1)	$(521.0)	$(317.6)

	March 31, 2022	June 30, 2021	March 31, 2021
	(unaudited)
Active Consumers (in millions)	12.7	7.1	5.4
Transactions per Active Consumer	2.7	2.3	2.3
Active Merchants (in thousands)	207.0	29.0	11.5
Total Platform Portfolio (Non-GAAP) (in billions)	$6.7	$4.7	$4.2
Equity Capital Required (Non-GAAP) (in millions)	$157.7	$178.1	$206.6
Equity Capital Required as a % of Total Platform Portfolio (Non-GAAP)	2.4%	3.8%	4.9%
Allowance for Credit Losses as a % of Loans Held for Investment	6.4%	5.8%	5.2%
Key Operating Metrics
•Gross Merchandise Volume ("GMV") - The Company defines GMV as the total dollar amount of all transactions on the Affirm platform during the applicable period, net of refunds. GMV does not represent revenue earned by the Company. However, the Company believes that GMV is a useful operating metric to both the Company and investors in assessing the volume of transactions that take place on the Company's platform, which is an indicator of the success of the Company's merchants and the strength of that platform.
•Active Consumers - The Company defines an active consumer as a consumer who engages in at least one transaction on its platform during the 12 months prior to the measurement date. The Company believes that active consumers is a useful operating metric to both the Company and investors in assessing consumer adoption and engagement and measuring the size of the Company's network.
•Transactions per Active Consumer - Transactions per active consumer is defined as the average number of transactions that an active consumer has conducted on its platform during the 12 months prior to the measurement date. The Company believes that transactions per active consumer is a useful operating metric to both the Company and investors in assessing consumer engagement and repeat usage, which is an indicator of the value of the Company's network.

Non-GAAP Financial Measures
•Transaction Costs - The Company defines transaction costs as the sum of loss on loan purchase commitment, provision for credit losses, funding costs, and processing and servicing expense. The Company believes that transaction costs is a useful financial measure to both the Company and investors of those costs, which vary with the volume of transactions processed on the Company's platform.
•Transaction Costs as a Percentage of GMV - The Company defines transaction costs as a percentage of GMV as transaction costs, as defined above, as a percentage of GMV, as defined above. The Company believes that transaction costs as a percentage of GMV is a useful financial measure to both the Company and investors as it approximates the variable cost efficiency of transactions processed on the Company's platform.
•Revenue Less Transaction Costs - The Company defines revenue less transaction costs as GAAP total revenue less transaction costs, as defined above. The Company believes that revenue less transaction costs is a useful financial measure to both the Company and investors of the economic value generated by transactions processed on the Company's platform.
•Revenue Less Transaction Costs as a Percentage of GMV - The Company defines revenue less transaction costs as a percentage of GMV as revenue less transaction costs, as defined above, as a percentage of GMV, as defined above. The Company believes that revenue less transaction costs as a percentage of GMV is a useful financial measure to both the Company and investors of the unit economics of transactions processed on the Company's platform.
•Adjusted Operating Income (Loss) - The Company defines adjusted operating income (loss) as its GAAP operating loss, excluding: (a) depreciation and amortization; (b) stock-based compensation included in GAAP operating loss; (c) the expense related to warrants and share-based payments granted to enterprise partners; and (d) certain other costs as set forth in the reconciliation of adjusted operating income (loss) to GAAP operating loss included in the tables at the end of this press release. Adjusted operating income (loss) is presented because the Company believes that it is a useful financial measure to both the Company and investors for evaluating its operating performance and that it facilitates period to period comparisons of the Company's results of operations as the items excluded generally are not a function of the Company's operating performance.
•Adjusted Operating Margin - The Company defines adjusted operating margin as its adjusted operating income (loss), as defined above, as a percentage of its GAAP total revenue. Similar to adjusted operating income (loss), the Company believes that adjusted operating margin is a useful financial measure to both the Company and investors for evaluating its operating performance and that it facilitates period to period comparisons of the Company's results of operations as the items excluded generally are not a function of the Company's operating performance.
•Total Platform Portfolio - The Company defines total platform portfolio as the unpaid principal balance outstanding of all loans facilitated through its platform as of the balance sheet date, including loans held for investment, loans held for sale, and loans owned by third-parties. The Company believes that total platform portfolio is a useful financial measure to both the Company and investors in assessing the scale of funding requirements for the Company's network.

•Equity Capital Required - The Company defines equity capital required as the sum of the balance of loans held for investment and loans held for sale, less the balance of funding debt and notes issued by securitization trusts as of the balance sheet date. The Company believes that equity capital required is a useful financial measure to both the Company and investors in assessing the amount of the Company's total platform portfolio that the Company funds with its own equity capital.
•Equity Capital Required as a Percentage of Total Platform Portfolio - The Company defines equity capital required as a percentage of total platform portfolio as equity capital required, as defined above, as a percentage of total platform portfolio, as defined above. The Company believes that equity capital required as a percentage of total platform portfolio is a useful financial measure to both the Company and investors in assessing the proportion of outstanding loans on the Company's platform that are funded by the Company's own equity capital.
Supplemental Performance Indicators
•Active Merchants - The Company defines an active merchant as a merchant which engages in at least one transaction on its platform during the 12 months prior to the measurement date. The Company believes that active merchants is a useful performance indicator to both the Company and investors because it measures the reach of the Company's network.
•Total Transactions - The Company defines total transactions as the total number of unique transactions on the Affirm platform during the applicable period. The Company believes that total transactions is a useful performance indicator to both the Company and investors because it measures the frequency of consumer engagement, as demonstrated by the total number of unique transactions.
•Total Revenue as a Percentage of GMV - The Company defines total revenue as a percentage of GMV as GAAP total revenue as a percentage of GMV, as defined above. The Company believes that total revenue as a percentage of GMV is a useful performance indicator to both the Company and investors of the revenue generated on a transaction processed on the Company's platform.
•Allowance for Credit Losses as a Percentage of Loans Held for Investment - The Company defines allowance for credit losses as a percentage of loans held for investment as GAAP allowance for credit losses as a percentage of GAAP loans held for investment. The Company believes that allowance for credit losses as a percentage of loans held for investment is a useful performance indicator to both the Company and investors of the future estimated credit losses on the Company's outstanding loans held for investment.
Use of Non-GAAP Financial Measures
To supplement the Company's condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), the Company presents the following non-GAAP financial measures: transaction costs, transaction costs as a percentage of GMV, revenue less transaction costs, revenue less transaction costs as a percentage of GMV, adjusted operating income (loss), adjusted operating margin, total platform portfolio, equity capital required, and equity capital required as a percentage of total platform portfolio. Definitions of these non-GAAP financial measures are included under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" above, and reconciliations of these non-GAAP financial measures with the most directly comparable GAAP financial measures are included in the tables below.

Summaries of the reasons why the Company believes that the presentation of each of these non-GAAP financial measures provides useful information to the Company and investors are included under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" above. In addition, the Company uses these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of its annual operating budget, and for evaluating the effectiveness of its business strategy. However, these non-GAAP financial measures are presented for supplemental informational purposes only, and these non-GAAP financial measures have limitations as analytical tools. Some of these limitations are as follows:

•Revenue less transaction costs and revenue less transaction costs as a percentage of GMV are not intended to be measures of operating profit or loss as they exclude key operating expenses such as technology and data analytics, sales and marketing, and general and administrative expenses;
•Adjusted operating income (loss) and adjusted operating margin exclude certain recurring, non-cash charges such as depreciation and amortization, the expense related to warrants and share-based payments granted to enterprise partners, and share-based compensation expense, which have been, and will continue to be for the foreseeable future, significant recurring expenses; and
•Other companies, including companies in the same industry, may calculate these non-GAAP financial measures differently from how the Company calculates them or not at all, which reduces its usefulness as a comparative measure.

Accordingly, investors should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of the Company's financial results as reported under GAAP, and these non-GAAP measures should be considered along with other operating and financial performance measures presented in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate the business.

Cautionary Note About Forward-Looking Statements
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. All statements other than statements of historical fact are forward-looking statements, including statements regarding: the Company's strategy and future operations, including the Company's partnerships with certain key merchants and commerce platforms; the development, innovation, introduction and performance of, and demand for, the Company's products, including the Debit+ Card; acquisition and retention of merchants and consumers; the Company's future growth, investments, network expansion, product mix, brand awareness, financial position, gross market value, revenue, transaction costs, operating income, provision for credit losses, and cash flows; and general economic trends and trends in the Company's industry and markets. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Risks, uncertainties and assumptions include factors relating to: the Company's need to attract additional merchants, partners and consumers and retain and grow its relationships with existing merchants, partners and consumers; the highly competitive nature of its industry; its need to maintain a consistently high level of consumer satisfaction and trust in its brand; the concentration of a large percentage of its revenue and GMV with a small number of merchant partners and commerce platforms; its ability to sustain its revenue growth rate or the growth rate of its related key operating metrics; the terms of its agreement with one of its originating bank partners; its existing funding arrangements that may not be renewed or replaced or its existing funding sources that may be unwilling or unable to provide funding to it on terms acceptable to it, or at all; its ability to effectively underwrite loans facilitated through its platform and accurately price credit risk; the performance of loans facilitated through its platform; changes in market interest rates; its securitizations, warehouse credit facilities and forward flow agreements; the impact on its business of general economic conditions, the financial performance of its merchants, and fluctuations in the U.S. consumer credit market; its ability to grow effectively through acquisitions or other strategic investments or alliances; seasonal fluctuations in our revenue as a result of consumer spending patterns; pending and future litigation, regulatory actions and/or compliance issues; and other risks that are described in its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in its other filings with the U.S. Securities and Exchange Commission.

These forward-looking statements reflect the Company's views with respect to future events as of the date hereof and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof, and the Company assumes no obligation and does not intend to update these forward-looking statements.
About Affirm
Affirm’s mission is to deliver honest financial products that improve lives. By building a new kind of payment network — one based on trust, transparency and putting people first — we empower millions of consumers to spend and save responsibly, and give thousands of businesses the tools to fuel growth. Unlike credit cards and other pay-over-time options, we show consumers exactly what they will pay up front, never increase that amount, and never charge any late or hidden fees.

Contacts
Investor Relations
ir@affirm.com

Media
press@affirm.com

AFRM-F

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	March 31, 2022	June 30, 2021
Assets
Cash and cash equivalents	$2,261,937	$1,466,558
Restricted cash	413,628	226,074
Securities available for sale at fair value	617,023	16,170
Loans held for sale	3,618	13,030
Loans held for investment	2,502,860	2,022,320
Allowance for credit losses	(159,475)	(117,760)
Loans held for investment, net	2,343,385	1,904,560
Accounts receivable, net	124,614	91,575
Property, equipment and software, net	141,658	62,499
Goodwill	547,393	516,515
Intangible assets	60,890	67,930
Commercial agreement assets	287,129	227,377
Other assets	230,451	274,679
Total Assets	$7,031,726	$4,866,967
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$48,985	$57,758
Payable to third-party loan owners	35,962	50,079
Accrued interest payable	2,992	2,751
Accrued expenses and other liabilities	313,307	323,577
Convertible senior notes, net	1,705,624	—
Notes issued by securitization trusts	1,447,568	1,176,673
Funding debt	901,233	680,602
Total liabilities	4,455,671	2,291,440
Stockholders’ equity:
Class A common stock, par value $0.00001 per share: 3,030,000,000 shares authorized, 225,617,857 shares issued and outstanding as of March 31, 2022; 3,030,000,000 shares authorized, 181,131,728 shares issued and outstanding as of June 30, 2021	2	2
Class B common stock, par value $0.00001 per share: 140,000,000 shares authorized, 60,160,468 shares issued and outstanding as of March 31, 2022; 140,000,000 shares authorized, 88,226,376 shares issued and outstanding as of June 30, 2021	1	1
Additional paid in capital	3,987,881	3,467,236
Accumulated deficit	(1,419,506)	(898,485)
Accumulated other comprehensive gain (loss)	7,677	6,773
Total stockholders’ equity	2,576,055	2,575,527
Total Liabilities and Stockholders’ Equity	$7,031,726	$4,866,967

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Revenue
Merchant network revenue	$121,054	$97,999	$340,385	$290,894
Virtual card network revenue	23,169	13,809	69,122	30,587
Total network revenue	144,223	111,808	409,507	321,481
Interest income	134,599	94,530	390,256	222,624
Gain on sales of loans	52,484	16,350	141,153	47,344
Servicing income	23,456	7,977	44,242	17,235
Total Revenue, net	$354,762	$230,665	$985,158	$608,684
Operating Expenses
Loss on loan purchase commitment	$46,853	$62,054	$163,796	$195,690
Provision for credit losses	66,294	(1,063)	182,581	40,389
Funding costs	15,824	14,665	50,277	37,077
Processing and servicing	43,371	21,368	110,421	51,668
Technology and data analytics	110,291	104,806	283,293	180,208
Sales and marketing	156,214	58,184	363,650	119,878
General and administrative	142,466	179,999	419,962	253,188
Total Operating Expenses	581,313	440,013	1,573,980	878,098
Operating Loss	$(226,551)	$(209,348)	$(588,822)	$(269,414)
Other (expense) income, net	172,139	(77,773)	68,507	(48,088)
Loss Before Income Taxes	$(54,412)	$(287,121)	$(520,315)	$(317,502)
Income tax expense (benefit)	259	(70)	706	105
Net Loss	$(54,671)	$(287,051)	$(521,021)	$(317,607)
Other Comprehensive Income (Loss)
Foreign currency translation adjustments	$5,406	$2,829	$3,945	$5,048
Unrealized gain (loss) on securities available for sale, net	(2,105)	—	(3,041)	—
Net Other Comprehensive Income (Loss)	3,301	2,829	904	5,048
Comprehensive Loss	$(51,370)	$(284,222)	$(520,117)	$(312,559)
Per share data:
Net loss per share attributable to common stockholders for Class A and Class B
Basic	$(0.19)	$(1.23)	$(1.86)	$(2.60)
Diluted	$(0.19)	$(1.23)	$(1.86)	$(2.80)
Weighted average common shares outstanding
Basic	285,641,820	233,309,590	279,570,015	122,161,508
Diluted	285,641,820	233,309,590	279,570,015	123,329,359

The following table presents the components and classification of stock-based compensation (in thousands):

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
General and administrative	58,100	115,566	187,789	121,867
Technology and data analytics	33,639	52,058	75,133	56,827
Sales and marketing	5,998	10,568	15,655	11,909
Processing and servicing	650	1,447	1,536	1,760
Total stock-based compensation in operating expenses	98,387	179,639	280,113	192,363

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Cash Flows from Operating Activities
Net Loss	$(54,671)	$(287,051)	$(521,021)	$(317,607)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for credit losses	66,294	(1,063)	182,581	40,389
Amortization of premiums and discounts on loans, net	(42,036)	(29,252)	(129,714)	(60,705)
Gain on sales of loans	(52,484)	(16,350)	(141,153)	(47,344)
Changes in fair value of assets and liabilities	(143,721)	75,878	(38,821)	45,310
Amortization of commercial agreement assets	28,919	18,797	72,804	50,097
Amortization of debt issuance costs	3,647	1,314	13,215	3,675
Amortization of discount on securities available for sale	968	—	968	—
Commercial agreement warrant expense	92,169	—	157,023	—
Stock-based compensation	98,387	179,639	280,113	192,363
Depreciation and amortization	13,102	5,021	35,607	12,092
Other	(528)	15,640	(5,725)	18,163
Purchases of loans held for sale	(1,255,325)	(606,757)	(3,869,327)	(1,640,672)
Proceeds from the sale of loans held for sale	1,261,160	597,881	3,868,919	1,599,554
Change in operating assets and liabilities:
Accounts receivable, net	5,650	2,619	(42,467)	(6,461)
Other assets	(37,403)	(119,289)	28,018	(208,798)
Accounts payable	3,396	(3,798)	(8,773)	4,064
Payable to third-party loan owners	(35,553)	3,480	(14,117)	11,526
Accrued interest payable	371	736	240	2,535
Accrued expenses and other liabilities	19,677	39,297	28,545	128,602
Net Cash Used in Operating Activities	(27,981)	(123,258)	(103,085)	(173,217)
Cash Flows from Investing Activities
Purchases and origination of loans held for investment	(2,876,978)	(1,622,046)	(7,529,324)	(4,313,834)
Proceeds from the sale of loans held for investment	550,065	143,235	1,330,341	348,195
Principal repayments and other loan servicing activity	2,304,460	1,301,542	5,867,583	3,002,351
Acquisition, net of cash and restricted cash acquired	—	8,852	(5,999)	(104,776)
Acquisition of commercial agreement assets	—	(25,900)	—	(25,900)
Additions to property, equipment and software	(21,095)	(5,351)	(59,254)	(12,414)
Purchases of securities available for sale	(258,323)	—	(770,047)	—
Proceeds from maturities and repayments of securities available for sale	132,728	—	191,854	—
Other investing cash inflows (outflows)	3,095	—	(10,775)	—
Net Cash Used in Investing Activities	(166,048)	(199,668)	(985,621)	(1,106,378)
Cash Flows from Financing Activities
Proceeds from issuance of convertible debt, net	—	—	1,704,300	—
Proceeds from funding debt	1,278,571	880,526	2,776,245	2,413,905
Payment of debt issuance costs	(3)	(4,479)	(8,154)	(11,266)
Principal repayments of funding debt	(1,045,308)	(1,011,197)	(2,572,876)	(2,555,699)
Proceeds from issuance of notes and residual trust certificates by securitization trusts	(146)	499,774	499,494	1,396,229
Principal repayments of notes issued by securitization trusts	(131,256)	(74,113)	(233,723)	(144,503)
Proceeds from issuance of redeemable convertible preferred stock, net	—	—	—	434,542
Conversion of redeemable convertible preferred stock	—	(13)	—	(13)
Proceeds from initial public offering, net	—	1,305,301	—	1,305,301
Proceeds from exercise of common stock options and warrants and contributions to ESPP	8,171	20,398	67,740	43,815
Repurchases of common stock	(80)	(3)	(84)	(786)
Payments of tax withholding for stock-based compensation	(54,162)	(127,566)	(166,942)	(127,566)
Net Cash Provided by Financing Activities	55,787	1,488,628	2,066,000	2,753,959
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(997)	4,510	5,639	4,510
Net Increase (Decrease) in Cash and Cash Equivalents and Restricted Cash	(139,239)	1,170,212	982,933	1,478,874
Cash, Cash equivalents and Restricted cash, Beginning of period	2,814,804	636,790	1,692,632	328,128
Cash, Cash Equivalents and Restricted Cash, End of Period	$2,675,565	$1,807,002	$2,675,565	$1,807,002

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, CONT.
(Unaudited)
(in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Supplemental Disclosures of Cash Flow Information
Cash payments for interest expense	$11,182	$11,859	$34,325	$28,575
Cash paid for operating leases	3,757	3,420	11,989	9,726
Cash paid for income taxes	10	81	99	81
Supplemental Disclosures of Non-Cash Investing and Financing Activities
Stock-based compensation included in capitalized internal-use software	$14,618	$6,567	$39,691	$7,792
Securities retained under unconsolidated securitization transactions	22,067	—	22,067	—
Issuance of common stock in connection with acquisition	—	117,023	10,000	117,023
Right of use assets obtained in exchange for operating lease liabilities	3,421	1,357	3,421	78,421
Additions to property and equipment included in accrued expenses	—	—	107	24
Issuance of warrants in exchange for commercial agreement	—	202,934	—	270,579
Conversion of convertible debt	—	—	—	88,559

Reconciliation of Non-GAAP Financial Measures

The following tables present a reconciliation of transaction costs, revenue less transaction costs, adjusted operating loss, adjusted operating margin, and equity capital required to their most directly comparable financial measures prepared in accordance with GAAP for each of the periods indicated.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
	(in thousands, except percent data) (unaudited)
Operating Expenses
Loss on loan purchase commitment	$46,853	$62,054	$163,796	$195,690
Provision for credit losses	66,294	(1,063)	182,581	40,389
Funding costs	15,824	14,665	50,277	37,077
Processing and servicing	43,371	21,368	110,421	51,668
Transaction Costs (Non-GAAP)	$172,342	$97,024	$507,075	$324,824
Technology and data analytics	110,291	104,806	283,293	180,208
Sales and marketing	156,214	58,184	363,650	119,878
General and administrative	142,466	179,999	419,962	253,188
Total Operating Expenses	$581,313	$440,013	$1,573,980	$878,098

Total Revenue	$354,762	$230,665	$985,158	$608,684
Less: Transaction Costs (Non-GAAP)	(172,342)	(97,024)	(507,075)	(324,824)
Revenue Less Transaction Costs (Non-GAAP)	$182,420	$133,641	$478,083	$283,860

Operating Loss	$(226,551)	$(209,348)	$(588,822)	$(269,414)
Add: Depreciation and amortization	13,102	5,021	35,607	12,092
Add: Stock-based compensation included in operating expenses	98,387	179,639	280,113	192,363
Add: Enterprise warrant and share-based expense	119,039	16,668	223,751	47,968
Add: Other costs[3]	25	12,953	303	17,115
Adjusted Operating Income (Loss) (Non-GAAP)	$4,002	$4,933	$(49,048)	$124
Divided by: Total Revenue, net	$354,762	$230,665	$985,158	$608,684
Adjusted Operating Margin (Non-GAAP)	1.1%	2.1%	(5.0)%	—%

	March 31, 2022	June 30, 2022	March 31, 2021
	(in thousands) (unaudited)
Loans held for investment	$2,502,860	$2,022,320	$2,195,394
Add: Loans held for sale	3,618	13,030	12,774
Less: Funding debt	(901,233)	(680,602)	(760,395)
Less: Notes issued by securitization trusts	(1,447,568)	(1,176,673)	(1,241,126)
Equity Capital Required (Non-GAAP)	$157,677	$178,075	$206,647
3 Other costs consists of one-time expenses incurred in the period associated with the Company's initial public offering, its acquisitions, and sublease impairment charges.